Exhibit 99.1

2019—Q3

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended September 30, 2019

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4
Financial Statements:	**Section II**
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
EBITDAre and Adjusted EBITDA	10
Portfolio Information:	**Section III**
Office and Data Center Shell Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Properties Average Occupancy Rates by Segment	15
Same Properties Period End Occupancy Rates by Segment	15
Same Properties Real Estate Revenues and NOI by Segment	16
Same Properties Cash NOI by Segment	17
Leasing – Office and Data Center Shell Portfolio	18-19
Lease Expiration Analysis	20-21
2020 Core Portfolio Quarterly Lease Expiration Analysis	22
Top 20 Tenants	23
Investing Activity:	**Section IV**
Property Dispositions	24
Summary of Construction Projects	25
Summary of Redevelopment Projects	26
Construction and Redevelopment Placed in Service	27
Summary of Land Owned/Controlled	28
Capitalization:	**Section V**
Capitalization Overview	29
Summary of Outstanding Debt	30-31
Debt Analysis	32
Consolidated Real Estate Joint Ventures	33
Unconsolidated Real Estate Joint Ventures	34
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	35-37
Definitions	38-43
Earnings Release:	**i-ix**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of September 30, 2019, we derived 88% of our core portfolio annualized rental revenue from Defense/IT Locations and 12% from Regional Office Properties. As of September 30, 2019, our core portfolio of 167 office and data center shell properties, including 13 owned through unconsolidated joint ventures, encompassed 18.8 million square feet and was 94.5% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts that was 82.1% leased.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Paul R. Adkins, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Stable; Moody’s: Baa3 Stable; and S&P: BBB- Positive

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Daniel Ismail	949-640-8780	dismail@greenst.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Haendel St. Juste	212-205-7860	haendel.st.juste@mizuhogroup.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	917-262-2795	randerson@smbcnikko-si.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended										Nine Months Ended
SUMMARY OF RESULTS	Refer.	9/30/19		6/30/19		3/31/19		12/31/18		9/30/18		9/30/19		9/30/18
Net income	6	$23,246		$109,563		$22,318		$18,456		$20,322		$155,127		$60,187
NOI from real estate operations	13	$82,621		$86,136		$83,764		$80,738		$80,854		$252,521		$240,298
Same Properties NOI	16	$73,500		$73,268		$71,726		$71,430		$71,692		$218,494		$213,579
Same Properties cash NOI	17	$72,792		$73,436		$70,886		$71,011		$72,406		$217,114		$210,468
Adjusted EBITDA	10	$77,523		$80,280		$77,450		$75,200		$75,768		$235,253		$225,047
Diluted AFFO avail. to common share and unit holders	9	$42,794		$46,961		$46,648		$42,755		$38,340		$136,055		$116,300
Dividend per common share	N/A	$0.275		$0.275		$0.275		$0.275		$0.275		$0.825		$0.825

Per share - diluted:
EPS	8	$0.19		$0.95		$0.19		$0.16		$0.18		$1.33		$0.54
FFO - Nareit	8	$0.51		$0.52		$0.50		$0.49		$0.50		$1.53		$1.51
FFO - as adjusted for comparability	8	$0.51		$0.52		$0.50		$0.50		$0.50		$1.53		$1.51

Numerators for diluted per share amounts:
Diluted EPS	6	$21,139		$107,512		$20,773		$16,906		$18,583		$148,538		$54,933
Diluted FFO available to common share and unit holders	7	$57,255		$58,913		$56,740		$54,195		$53,642		$172,560		$158,899
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$57,430		$59,222		$56,788		$54,974		$53,938		$173,092		$159,617

Payout ratios:
Diluted FFO	N/A	54.2%		52.7%		54.7%		56.4%		56.3%		54.0%		55.5%
Diluted FFO - as adjusted for comparability	N/A	54.1%		52.4%		54.7%		55.6%		56.0%		53.8%		55.3%
Diluted AFFO	N/A	72.6%		66.1%		66.6%		71.5%		78.8%		68.5%		75.8%

CAPITALIZATION
Total Market Capitalization	29	$5,259,182		$4,794,853		$4,992,411		$4,193,726		$5,119,467
Total Equity Market Capitalization	29	$3,384,363		$2,997,549		$3,102,491		$2,355,222		$3,296,155
Gross debt	30	$1,920,179		$1,827,304		$1,919,920		$1,868,504		$1,853,312
Net debt to adjusted book	32	37.3%		36.1%		38.8%		38.9%		39.2%		N/A		N/A
Net debt plus preferred equity to adjusted book	32	37.5%		36.2%		39.0%		39.1%		39.4%		N/A		N/A
Adjusted EBITDA fixed charge coverage ratio	32	3.7	x	3.7	x	3.6	x	3.6	x	3.6	x	3.7	x	3.6	x
Net debt to in-place adjusted EBITDA ratio	32	6.1	x	5.7	x	6.2	x	6.0	x	6.1	x	N/A		N/A
Net debt plus pref. equity to in-place adj. EBITDA ratio	32	6.1	x	5.7	x	6.2	x	6.0	x	6.1	x	N/A		N/A

Corporate Office Properties Trust
Selected Portfolio Data (1)

	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	169	169	165	163	161
Consolidated Portfolio	156	156	159	157	155
Core Portfolio	167	167	163	161	159
Same Properties	150	150	150	150	150

% Occupied
Total Portfolio	92.7%	92.7%	92.6%	93.0%	92.1%
Consolidated Portfolio	91.7%	91.8%	92.2%	92.6%	91.7%
Core Portfolio	92.8%	92.9%	92.8%	93.1%	92.2%
Same Properties	91.9%	92.0%	92.2%	92.8%	92.0%

% Leased
Total Portfolio	94.3%	93.9%	93.5%	93.9%	93.9%
Consolidated Portfolio	93.6%	93.1%	93.1%	93.5%	93.5%
Core Portfolio	94.5%	94.1%	93.7%	94.0%	94.0%
Same Properties	93.8%	93.3%	93.1%	93.7%	93.7%

Square Feet (in thousands)
Total Portfolio	18,956	18,945	18,338	18,094	17,867
Consolidated Portfolio	16,818	16,807	17,374	17,132	16,905
Core Portfolio	18,799	18,788	18,181	17,937	17,710
Same Properties	16,343	16,343	16,343	16,343	16,343

Wholesale Data Center
Megawatts Operational	19.25	19.25	19.25	19.25	19.25
% Leased	82.1%	82.1%	87.6%	87.6%	87.6%

(1)	Total and core portfolio and same properties include properties owned through unconsolidated real estate joint ventures (see page 34).

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
Assets
Properties, net:
Operating properties, net	$2,713,900	$2,719,585	$2,865,829	$2,847,265	$2,796,577
Construction and redevelopment in progress, including land (1)	259,489	185,007	146,514	139,304	149,042
Land held (1)	285,434	289,780	290,659	264,057	261,808
Total properties, net	3,258,823	3,194,372	3,303,002	3,250,626	3,207,427
Property - operating right-of-use assets (2)	27,325	27,434	27,569	—	—
Property - finance right-of-use assets (2)	40,467	40,476	40,488	—	—
Assets held for sale, net	61,728	54,448	—	—	42,226
Cash and cash equivalents	34,005	46,282	7,780	8,066	9,492
Investment in unconsolidated real estate joint ventures	49,408	65,336	39,359	39,845	40,318
Accounts receivable	37,623	58,189	25,261	26,277	19,245
Deferred rent receivable	88,001	86,707	91,304	89,350	89,171
Intangible assets on real estate acquisitions, net	29,454	31,162	33,172	43,470	47,065
Deferred leasing costs, net	55,839	52,227	51,736	50,191	49,510
Investing receivables	72,114	70,656	69,390	56,982	55,688
Prepaid expenses and other assets, net	100,582	76,180	86,798	91,198	90,224
Total assets	$3,855,369	$3,803,469	$3,775,859	$3,656,005	$3,650,366
Liabilities and equity
Liabilities:
Debt	$1,862,301	$1,784,362	$1,876,149	$1,823,909	$1,808,030
Accounts payable and accrued expenses	141,242	152,196	112,076	92,855	90,224
Rents received in advance and security deposits	27,975	27,477	25,635	30,079	23,159
Dividends and distributions payable	31,345	31,346	31,346	30,856	30,483
Deferred revenue associated with operating leases	7,665	8,161	8,415	9,125	10,006
Deferred property sale	—	—	—	—	43,377
Property - operating lease liabilities (2)	16,686	16,640	16,619	—	—
Interest rate derivatives	34,825	23,547	11,894	5,459	—
Other liabilities	8,706	10,826	10,162	10,414	9,927
Total liabilities	2,130,745	2,054,555	2,092,296	2,002,697	2,015,206
Redeemable noncontrolling interests	28,677	29,803	27,385	26,260	25,431
Equity:
COPT’s shareholders’ equity:
Common shares	1,121	1,119	1,119	1,102	1,088
Additional paid-in capital	2,480,083	2,475,293	2,475,497	2,431,355	2,390,484
Cumulative distributions in excess of net income	(790,235)	(780,667)	(856,703)	(846,808)	(833,508)
Accumulated other comprehensive (loss) income	(34,580)	(23,465)	(9,538)	(238)	10,108
Total COPT’s shareholders’ equity	1,656,389	1,672,280	1,610,375	1,585,411	1,568,172
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	19,365	21,039	20,167	19,168	19,525
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	11,393	16,992	16,836	13,669	13,232
Total noncontrolling interests in subsidiaries	39,558	46,831	45,803	41,637	41,557
Total equity	1,695,947	1,719,111	1,656,178	1,627,048	1,609,729
Total liabilities, redeemable noncontrolling interests and equity	$3,855,369	$3,803,469	$3,775,859	$3,656,005	$3,650,366

(1)	Refer to pages 25, 26 and 28 for detail.

(2)	Applicable to periods subsequent to 12/31/18 in connection with our adoption of lease accounting guidance effective 1/1/19 without adjustments to prior reporting periods.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Revenues
Lease revenue	$129,461	$131,415	$130,903	$129,596	$127,691	$391,779	$382,731
Other property revenue	1,273	1,356	1,087	1,229	1,297	3,716	3,697
Construction contract and other service revenues	28,697	42,299	16,950	7,657	8,423	87,946	53,202
Total revenues	159,431	175,070	148,940	138,482	137,411	483,441	439,630
Operating expenses
Property operating expenses	49,714	47,886	49,445	51,298	49,340	147,045	149,737
Depreciation and amortization associated with real estate operations	34,692	34,802	34,796	36,219	34,195	104,290	100,897
Construction contract and other service expenses	27,802	41,002	16,326	7,111	8,058	85,130	51,215
Impairment losses	327	—	—	2,367	—	327	—
General and administrative expenses	6,105	7,650	6,719	5,105	5,796	20,474	17,724
Leasing expenses	1,824	1,736	2,032	1,976	1,103	5,592	4,095
Business development expenses and land carry costs	964	870	1,113	1,425	1,567	2,947	4,415
Total operating expenses	121,428	133,946	110,431	105,501	100,059	365,805	328,083
Interest expense	(17,126)	(18,475)	(18,674)	(18,475)	(19,181)	(54,275)	(56,910)
Interest and other income	1,842	1,849	2,286	74	1,486	5,977	4,284
Gain on sales of real estate	—	84,469	—	2,367	—	84,469	(27)
Loss on early extinguishment of debt	—	—	—	(258)	—	—	—
Income before equity in income of unconsolidated entities and income taxes	22,719	108,967	22,121	16,689	19,657	153,807	58,894
Equity in income of unconsolidated entities	396	420	391	1,577	374	1,207	1,120
Income tax benefit (expense)	131	176	(194)	190	291	113	173
Net income	23,246	109,563	22,318	18,456	20,322	155,127	60,187
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(267)	(1,339)	(257)	(210)	(380)	(1,863)	(1,532)
Preferred units in the Operating Partnership	(157)	(165)	(165)	(165)	(165)	(487)	(495)
Other consolidated entities	(1,565)	(1,268)	(1,037)	(1,061)	(1,080)	(3,870)	(2,879)
Net income attributable to COPT common shareholders	$21,257	$106,791	$20,859	$17,020	$18,697	$148,907	$55,281
Distributions on dilutive convertible preferred units	—	165	—	—	—	—	—
Redeemable noncontrolling interests	—	902	—	—	—	100	—
Amount allocable to share-based compensation awards	(118)	(346)	(86)	(114)	(114)	(469)	(348)
Numerator for diluted EPS	$21,139	$107,512	$20,773	$16,906	$18,583	$148,538	$54,933

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Net income	$23,246	$109,563	$22,318	$18,456	$20,322	$155,127	$60,187
Real estate-related depreciation and amortization	34,692	34,802	34,796	36,219	34,195	104,290	100,897
Impairment losses on real estate	327	—	—	2,367	—	327	—
Gain on sales of real estate	—	(84,469)	—	(2,367)	—	(84,469)	27
Depreciation and amortization on unconsolidated real estate JVs (1)	790	566	566	565	564	1,922	1,691
FFO - per Nareit (2)(3)	59,055	60,462	57,680	55,240	55,081	177,197	162,802
Noncontrolling interests - preferred units in the Operating Partnership	(157)	(165)	(165)	(165)	(165)	(487)	(495)
FFO allocable to other noncontrolling interests (4)	(1,429)	(1,188)	(971)	(1,011)	(1,060)	(3,588)	(2,757)
Basic and diluted FFO allocable to share-based compensation awards	(248)	(229)	(185)	(200)	(214)	(662)	(651)
Basic FFO available to common share and common unit holders (3)	57,221	58,880	56,359	53,864	53,642	172,460	158,899
Redeemable noncontrolling interests	34	33	381	331	—	100	—
Diluted FFO available to common share and common unit holders (3)	57,255	58,913	56,740	54,195	53,642	172,560	158,899
Loss on early extinguishment of debt	—	—	—	258	—	—	—
Demolition costs on redevelopment and nonrecurring improvements	—	—	44	163	251	44	299
Executive transition costs	—	—	4	371	46	4	422
Non-comparable professional and legal expenses	175	311	—	—	—	486	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	(2)	—	(13)	(1)	(2)	(3)
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (3)	$57,430	$59,222	$56,788	$54,974	$53,938	$173,092	$159,617

(1)	FFO adjustment pertaining to COPT’s share of unconsolidated real estate joint ventures reported on page 34.

(2)	See reconciliation on page 35 for components of FFO per Nareit.

(3)	Refer to the section entitled “Definitions” for a definition of this measure.

(4)	Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 33.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
EPS Denominator:
Weighted average common shares - basic	111,582	111,557	109,951	108,528	104,379	111,036	102,401
Dilutive effect of share-based compensation awards	361	310	267	45	231	313	165
Dilutive effect of forward equity sale agreements	—	—	—	—	178	—	60
Dilutive effect of redeemable noncontrolling interests	—	1,062	—	—	—	123	—
Dilutive convertible preferred units	—	176	—	—	—	—	—
Weighted average common shares - diluted	111,943	113,105	110,218	108,573	104,788	111,472	102,626
Diluted EPS	$0.19	$0.95	$0.19	$0.16	$0.18	$1.33	$0.54

Weighted Average Shares for period ended:
Common Shares Outstanding	111,582	111,557	109,951	108,528	104,379	111,036	102,401
Dilutive effect of share-based compensation awards	361	310	302	45	231	313	165
Dilutive effect of forward equity sale agreements	—	—	—	—	178	—	60
Common units	1,312	1,327	1,331	1,345	2,135	1,323	2,847
Redeemable noncontrolling interests	109	136	1,013	1,126	—	123	—
Denominator for diluted FFO per share and as adjusted for comparability	113,364	113,330	112,597	111,044	106,923	112,795	105,473
Weighted average common units	(1,312)	(1,327)	(1,331)	(1,345)	(2,135)	(1,323)	(2,847)
Redeemable noncontrolling interests	(109)	926	(1,013)	(1,126)	—	—	—
Anti-dilutive EPS effect of share-based compensation awards	—	—	(35)	—	—	—	—
Dilutive convertible preferred units	—	176	—	—	—	—	—
Denominator for diluted EPS	111,943	113,105	110,218	108,573	104,788	111,472	102,626
Diluted FFO per share - Nareit	$0.51	$0.52	$0.50	$0.49	$0.50	$1.53	$1.51
Diluted FFO per share - as adjusted for comparability	$0.51	$0.52	$0.50	$0.50	$0.50	$1.53	$1.51

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$57,430	$59,222	$56,788	$54,974	$53,938	$173,092	$159,617
Straight line rent adjustments and lease incentive amortization	(515)	1,051	(1,667)	(46)	582	(1,131)	(1,441)
Amortization of intangibles included in NOI	(59)	(50)	62	153	153	(47)	740
Share-based compensation, net of amounts capitalized	1,697	1,623	1,673	1,601	1,557	4,993	4,592
Amortization of deferred financing costs	538	529	528	550	468	1,595	1,404
Amortization of net debt discounts, net of amounts capitalized	377	374	370	365	362	1,121	1,074
Accum. other comprehensive loss on derivatives amortized to expense	12	33	34	34	33	79	101
Replacement capital expenditures (1)	(16,752)	(16,002)	(11,173)	(14,848)	(18,803)	(43,927)	(49,936)
Other diluted AFFO adjustments associated with real estate JVs (2)	66	181	33	(28)	50	280	149
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$42,794	$46,961	$46,648	$42,755	$38,340	$136,055	$116,300
Replacement capital expenditures (1)
Tenant improvements and incentives	$10,880	$8,568	$7,152	$7,876	$12,894	$26,600	$29,626
Building improvements	8,908	4,333	4,531	9,306	5,975	17,772	13,671
Leasing costs	2,722	2,761	3,182	3,800	2,945	8,665	6,047
Net (exclusions from) additions to tenant improvements and incentives	(2,156)	1,759	(1,469)	(2,131)	(896)	(1,866)	3,708
Excluded building improvements	(3,602)	(1,419)	(2,223)	(3,984)	(2,134)	(7,244)	(3,089)
Excluded leasing costs	—	—	—	(19)	19	—	(27)
Replacement capital expenditures	$16,752	$16,002	$11,173	$14,848	$18,803	$43,927	$49,936

(1) Refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 33 and COPT’s share of unconsolidated real estate joint ventures reported on page 34.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Net income	$23,246	$109,563	$22,318	$18,456	$20,322	$155,127	$60,187
Interest expense	17,126	18,475	18,674	18,475	19,181	54,275	56,910
Income tax (benefit) expense	(131)	(176)	194	(190)	(291)	(113)	(173)
Depreciation of furniture, fixtures and equipment	467	496	433	404	561	1,396	1,543
Real estate-related depreciation and amortization	34,692	34,802	34,796	36,219	34,195	104,290	100,897
Impairment losses on real estate	327	—	—	2,367	—	327	—
Gain on sales of real estate	—	(84,469)	—	(2,367)	—	(84,469)	27
Adjustments from unconsolidated real estate JVs (1)	1,202	830	827	832	830	2,859	2,482
EBITDAre	76,929	79,521	77,242	74,196	74,798	$233,692	$221,873
Loss on early extinguishment of debt	—	—	—	258	—	—	—
Net gain on other investments	—	(12)	(388)	(449)	—	(400)	—
Business development expenses	419	460	548	661	673	1,427	2,453
Non-comparable professional and legal expenses	175	311	—	—	—	486	—
Demolition costs on redevelopment and nonrecurring improvements	—	—	44	163	251	44	299
Executive transition costs	—	—	4	371	46	4	422
Adjusted EBITDA	77,523	80,280	77,450	75,200	75,768	$235,253	$225,047
Proforma NOI adjustment for property changes within period	—	(1,981)	252	2,052	166
In-place adjusted EBITDA	$77,523	$78,299	$77,702	$77,252	$75,934

(1) Includes COPT’s share of adjusted EBITDA adjustments in unconsolidated real estate joint ventures (see page 34).

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 9/30/19
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio: (2)
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	31	3,825	90.7%	91.1%
Howard County	35	2,774	92.8%	95.4%
Other	22	1,624	93.6%	95.9%
Total Fort Meade/BW Corridor	88	8,223	92.0%	93.5%
Northern Virginia (“NoVA”) Defense/IT	13	1,993	82.3%	86.8%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,242	91.7%	93.9%
Redstone Arsenal (Huntsville, Alabama)	9	722	99.2%	99.6%
Data Center Shells:
Consolidated Properties	9	1,547	100.0%	100.0%
Unconsolidated JV Properties (3)	13	2,138	100.0%	100.0%
Total Defense/IT Locations	160	16,818	93.3%	94.8%
Regional Office	7	1,981	88.6%	92.0%
Core Portfolio	167	18,799	92.8%	94.5%
Other Properties	2	157	72.1%	72.1%
Total Portfolio	169	18,956	92.7%	94.3%
Consolidated Portfolio	156	16,818	91.7%	93.6%

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties.

(3)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 9/30/19
(dollars and square feet in thousands)

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Nine Months Ended
Core Portfolio:
Same Properties: (3)
Consolidated properties	142	15,222	91.6%	93.7%	$465,874	92.8%	$71,905	$213,680
Unconsolidated real estate JV (4)	6	964	100.0%	100.0%	5,619	1.1%	1,214	3,638
Total Same Properties in Core Portfolio	148	16,186	92.1%	94.1%	471,493	94.0%	73,119	217,318
Properties Placed in Service (5)	12	1,439	94.9%	94.9%	25,884	5.2%	5,531	13,973
Properties contributed to uncons. real estate JV (4)(6)	7	1,174	100.0%	100.0%	1,612	0.3%	394	6,625
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,196	13,429
Total Core Portfolio	167	18,799	92.8%	94.5%	498,989	99.4%	82,240	251,345
Other Properties (Same Properties)	2	157	72.1%	72.1%	2,774	0.6%	381	1,176
Total Portfolio	169	18,956	92.7%	94.3%	$501,763	100.0%	$82,621	$252,521
Consolidated Portfolio	156	16,818	91.7%	93.6%	$494,532	98.6%	$81,020	$248,450

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Nine Months Ended
Core Portfolio:
Defense/IT Locations (6)(7):
Consolidated properties	147	14,680	92.4%	94.0%	$434,164	87.0%	$69,284	$211,047
Unconsolidated real estate JVs (4)	13	2,138	100.0%	100.0%	7,231	1.4%	1,601	4,071
Total Defense/IT Locations	160	16,818	93.3%	94.8%	441,395	88.5%	70,885	215,118
Regional Office	7	1,981	88.6%	92.0%	57,594	11.5%	8,165	23,010
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,190	13,217
Total Core Portfolio	167	18,799	92.8%	94.5%	$498,989	100.0%	$82,240	$251,345

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $23.5 million as of 9/30/19. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Includes office and data center shell properties stably owned and 100% operational since at least 1/1/18.

(4)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

(5)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/18.

(6)	Includes seven data center shell properties in which we sold a 90% interest and retained a 10% interest through a newly-formed unconsolidated real estate joint venture on 6/20/19.

(7)
For the seven data center shell properties in which we sold a 90% interest and retained a 10% interest through a newly-formed unconsolidated real estate joint venture on 6/20/19, the activity associated with these properties through 6/19/19 is included in consolidated properties and the activity thereafter is included in unconsolidated real estate JVs.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$63,436	$61,659	$62,683	$62,756	$61,396	$187,778	$186,171
NoVA Defense/IT	13,551	13,912	14,831	13,879	13,960	42,294	39,639
Lackland Air Force Base	12,703	12,104	11,561	11,207	11,254	36,368	35,079
Navy Support	8,183	8,185	8,155	8,031	7,899	24,523	23,896
Redstone Arsenal	4,171	3,968	3,939	3,726	3,734	12,078	11,019
Data Center Shells-Consolidated	5,913	8,624	7,354	7,175	6,689	21,891	18,475
Total Defense/IT Locations	107,957	108,452	108,523	106,774	104,932	324,932	314,279
Regional Office	15,508	15,018	14,833	15,329	15,272	45,359	45,852
Wholesale Data Center	6,565	8,560	7,871	7,929	7,781	22,996	23,963
Other	704	741	763	793	1,003	2,208	2,334
Consolidated real estate revenues	$130,734	$132,771	$131,990	$130,825	$128,988	$395,495	$386,428

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,693	$42,315	$40,348	$41,331	$41,549	$125,356	$124,621
NoVA Defense/IT	8,586	9,218	9,539	8,699	8,442	27,343	24,489
Lackland Air Force Base	5,554	5,456	5,602	4,843	4,822	16,612	14,555
Navy Support	4,602	4,899	4,751	4,438	4,691	14,252	13,953
Redstone Arsenal	2,454	2,369	2,400	2,194	2,165	7,223	6,501
Data Center Shells:
Consolidated properties	5,395	7,865	7,001	6,117	6,115	20,261	16,308
COPT’s share of unconsolidated real estate JVs (1)	1,601	1,251	1,219	1,211	1,206	4,071	3,607
Total Defense/IT Locations	70,885	73,373	70,860	68,833	68,990	215,118	204,034
Regional Office	8,165	7,428	7,417	7,548	7,847	23,010	23,380
Wholesale Data Center	3,191	4,942	5,033	3,960	3,816	13,166	11,590
Other	380	393	454	397	201	1,227	1,294
NOI from real estate operations	$82,621	$86,136	$83,764	$80,738	$80,854	$252,521	$240,298

(1)     See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,604	$42,180	$40,256	$41,027	$41,398	$125,040	$122,948
NoVA Defense/IT	8,064	8,771	8,757	8,773	9,394	25,592	23,924
Lackland Air Force Base	5,839	5,731	5,383	5,157	5,012	16,953	15,103
Navy Support	4,808	5,113	4,785	4,508	4,925	14,706	14,435
Redstone Arsenal	2,220	2,302	2,330	2,219	2,221	6,852	6,588
Data Center Shells:
Consolidated properties	4,857	7,247	6,462	5,688	5,630	18,566	14,682
COPT’s share of unconsolidated real estate JVs (1)	1,513	1,202	1,160	1,154	1,144	3,875	3,410
Total Defense/IT Locations	69,905	72,546	69,133	68,526	69,724	211,584	201,090
Regional Office	7,356	7,367	6,990	6,990	7,108	21,713	21,467
Wholesale Data Center	3,231	3,945	4,698	3,601	3,391	11,874	10,244
Other	380	465	525	435	236	1,370	1,378
Cash NOI from real estate operations	80,872	84,323	81,346	79,552	80,459	246,541	234,179
Straight line rent adjustments and lease incentive amortization	235	(1,274)	1,505	(40)	(669)	466	873
Amortization of acquired above- and below-market rents	82	73	(40)	(97)	(98)	115	(574)
Amortization of below-market cost arrangements	(23)	(23)	(23)	(56)	(55)	(69)	(166)
Lease termination fees, gross	841	2,458	521	906	830	3,820	2,756
Tenant funded landlord assets and lease incentives	526	530	396	416	325	1,452	3,033
Cash NOI adjustments in unconsolidated real estate JVs	88	49	59	57	62	196	197
NOI from real estate operations	$82,621	$86,136	$83,764	$80,738	$80,854	$252,521	$240,298

(1)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Nine Months Ended
			9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	84	7,950	92.3%	91.3%	91.2%	92.3%	92.1%	91.6%	92.1%
NoVA Defense/IT	13	1,993	83.9%	88.5%	91.3%	85.8%	82.9%	87.9%	82.9%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,242	90.9%	90.8%	89.5%	89.8%	87.1%	90.4%	87.1%
Redstone Arsenal	7	651	99.2%	98.4%	98.5%	99.0%	98.7%	98.7%	98.7%
Data Center Shells:
Consolidated properties	3	452	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
COPT’s share of unconsolidated real estate JV (2)	6	964	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	141	14,205	92.6%	92.6%	92.9%	92.7%	92.0%	92.7%	92.0%
Regional Office	7	1,981	88.6%	88.9%	88.1%	89.3%	88.3%	88.5%	88.3%
Core Portfolio Same Properties	148	16,186	92.1%	92.2%	92.3%	92.3%	91.5%	92.2%	91.5%
Other Same Properties	2	157	72.1%	72.7%	73.7%	77.2%	80.6%	72.8%	80.6%
Total Same Properties	150	16,343	91.9%	92.0%	92.1%	92.2%	91.4%	92.0%	91.4%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet	Three Months Ended
			9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	84	7,950	92.6%	91.4%	91.1%	92.1%	92.8%
NoVA Defense/IT	13	1,993	82.3%	87.6%	91.7%	91.3%	83.8%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,242	91.7%	90.9%	90.9%	90.5%	88.0%
Redstone Arsenal	7	651	99.2%	98.6%	98.3%	99.0%	99.0%
Data Center Shells:
Consolidated properties	3	452	100.0%	100.0%	100.0%	100.0%	100.0%
COPT’s share of unconsolidated real estate JV (2)	6	964	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	141	14,205	92.6%	92.6%	93.0%	93.5%	92.6%
Regional Office	7	1,981	88.6%	89.3%	88.3%	89.2%	89.0%
Core Portfolio Same Properties	148	16,186	92.1%	92.2%	92.4%	93.0%	92.1%
Other Same Properties	2	157	72.1%	72.1%	73.7%	77.2%	77.2%
Total Same Properties	150	16,343	91.9%	92.0%	92.2%	92.8%	92.0%

(1)	Includes office and data center shell properties stably owned and 100% operational since at least 1/1/18.

(2)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$61,832	$60,051	$61,119	$61,331	$60,025	$183,002	$181,239
NoVA Defense/IT	13,551	13,912	14,831	13,879	13,960	42,294	39,629
Lackland Air Force Base	12,074	11,479	10,928	11,200	11,254	34,481	35,079
Navy Support	8,183	8,185	8,155	8,031	7,899	24,523	23,896
Redstone Arsenal	3,868	3,793	3,785	3,696	3,733	11,446	11,018
Data Center Shells	1,907	1,912	1,281	2,438	1,967	5,100	5,899
Total Defense/IT Locations	101,415	99,332	100,099	100,575	98,838	300,846	296,760
Regional Office	15,509	15,018	14,833	15,300	15,271	45,360	45,733
Other Properties	704	741	760	821	1,003	2,205	2,314
Same Properties real estate revenues	$117,628	$115,091	$115,692	$116,696	$115,112	$348,411	$344,807

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,672	$41,279	$39,380	$40,378	$40,440	$122,331	$120,582
NoVA Defense/IT	8,586	9,219	9,539	8,699	8,442	27,344	24,470
Lackland Air Force Base	4,936	4,841	4,972	4,837	4,822	14,749	14,555
Navy Support	4,602	4,899	4,751	4,438	4,691	14,252	13,953
Redstone Arsenal	2,236	2,264	2,321	2,171	2,165	6,821	6,501
Data Center Shells:
Consolidated properties	1,710	1,747	1,716	1,741	1,739	5,173	5,272
COPT’s share of unconsolidated real estate JV (1)	1,214	1,205	1,219	1,211	1,206	3,638	3,607
Total Defense/IT Locations	64,956	65,454	63,898	63,475	63,505	194,308	188,940
Regional Office	8,163	7,430	7,417	7,500	7,846	23,010	23,284
Other Properties	381	384	411	455	341	1,176	1,355
Same Properties NOI	$73,500	$73,268	$71,726	$71,430	$71,692	$218,494	$213,579

(1)     See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,841	$41,393	$39,419	$40,126	$40,609	$122,653	$119,466
NoVA Defense/IT	8,064	8,771	8,757	8,774	9,394	25,592	23,906
Lackland Air Force Base	5,266	5,161	5,293	5,157	5,012	15,720	15,103
Navy Support	4,808	5,113	4,785	4,508	4,924	14,706	14,435
Redstone Arsenal	2,291	2,359	2,391	2,224	2,221	7,041	6,587
Data Center Shells:
Consolidated properties	1,615	1,655	1,608	1,634	1,618	4,878	4,751
COPT’s share of unconsolidated real estate JV (1)	1,171	1,160	1,160	1,154	1,144	3,491	3,410
Total Defense/IT Locations	65,056	65,612	63,413	63,577	64,922	194,081	187,658
Regional Office	7,355	7,368	6,990	6,943	7,107	21,713	21,371
Other Properties	381	456	483	491	377	1,320	1,439
Same Properties cash NOI	72,792	73,436	70,886	71,011	72,406	217,114	210,468
Straight line rent adjustments and lease incentive amortization	(735)	(1,071)	(65)	(800)	(1,699)	(1,871)	(1,683)
Amortization of acquired above- and below-market rents	82	73	(40)	(97)	(98)	115	(574)
Amortization of below-market cost arrangements	(23)	(23)	(23)	(56)	(56)	(69)	(166)
Lease termination fees, gross	823	285	521	906	759	1,629	2,325
Tenant funded landlord assets and lease incentives	519	522	388	409	318	1,429	3,012
Cash NOI adjustments in unconsolidated real estate JV (1)	42	46	59	57	62	147	197
Same Properties NOI	$73,500	$73,268	$71,726	$71,430	$71,692	$218,494	$213,579
Percentage change in total Same Properties cash NOI (2)	0.5%					3.2%
Percentage change in Defense/IT Locations Same Properties cash NOI (2)	0.2%					3.4%

(1)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended 9/30/19
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Total
Renewed Space
Leased Square Feet	490	—	60	29	—	579	14	592
Expiring Square Feet	533	57	85	29	—	704	119	823
Vacating Square Feet	43	57	25	—	—	125	106	231
Retention Rate (% based upon square feet)	92.0%	—%	70.3%	100.0%	—%	82.2%	11.4%	71.9%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$1.79	$—	$3.91	$2.84	$—	$2.06	$3.89	$2.10
Weighted Average Lease Term in Years	3.9	—	2.5	3.0	—	3.7	4.5	3.8
Average Rent Per Square Foot
Renewal Average Rent	$36.66	$—	$19.37	$21.52	$—	$34.12	$37.05	$34.19
Expiring Average Rent	$37.40	$—	$19.35	$23.77	$—	$34.86	$30.50	$34.76
Change in Average Rent	(2.0)%	—%	0.1%	(9.5)%	—%	(2.1)%	21.5%	(1.6)%
Cash Rent Per Square Foot
Renewal Cash Rent	$36.78	$—	$19.17	$23.25	$—	$34.28	$35.27	$34.30
Expiring Cash Rent	$39.31	$—	$20.49	$24.92	$—	$36.65	$35.56	$36.62
Change in Cash Rent	(6.5)%	—%	(6.4)%	(6.7)%	—%	(6.5)%	(0.8)%	(6.3)%
Average Escalations Per Year	2.2%	—%	2.5%	2.5%	—%	2.2%	2.8%	2.2%
New Leases
Development and Redevelopment Space
Leased Square Feet	15	348	—	8	504	875	—	875
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$11.11	$2.55	$—	$15.21	$—	$1.35	$—	$1.35
Weighted Average Lease Term in Years	6.6	12.0	—	5.3	15.0	13.6	—	13.6
Average Rent Per Square Foot	$30.46	$41.46	$—	$23.17	$21.72	$29.74	$—	$29.74
Cash Rent Per Square Foot	$28.35	$41.46	$—	$23.00	$19.02	$28.15	$—	$28.15
Vacant Space (3)
Leased Square Feet	118	92	21	3	—	233	18	251
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$4.02	$9.22	$6.13	$25.62	$—	$6.51	$11.01	$6.84
Weighted Average Lease Term in Years	3.9	8.7	4.0	5.3	—	5.8	5.7	5.8
Average Rent Per Square Foot	$29.59	$31.95	$25.37	$24.64	$—	$30.09	$31.72	$30.21
Cash Rent Per Square Foot	$31.44	$30.71	$25.37	$24.50	$—	$30.53	$30.23	$30.51
Total Square Feet Leased	623	440	80	40	504	1,687	32	1,719
Average Escalations Per Year	2.3%	0.2%	2.6%	2.6%	2.3%	1.6%	2.8%	1.6%
Average Escalations Excl. Data Center Shells								1.0%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the lease term determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concession.

(3)	Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Nine Months Ended 9/30/19
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	913	11	281	276	—	1,481	41	20	1,542
Expiring Square Feet	1,096	160	326	276	—	1,858	161	26	2,044
Vacating Square Feet	183	149	45	—	—	377	120	6	502
Retention Rate (% based upon square feet)	83.3%	7.1%	86.3%	100.0%	—%	79.7%	25.7%	78.4%	75.4%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$2.46	$1.31	$4.46	$0.84	$—	$2.53	$2.65	$1.60	$2.52
Weighted Average Lease Term in Years	4.0	5.3	3.4	1.3	—	3.4	2.8	1.1	3.4
Average Rent Per Square Foot
Renewal Average Rent	$34.93	$31.58	$30.44	$22.03	$—	$31.65	$37.76	$24.92	$31.73
Expiring Average Rent	$35.51	$35.00	$30.94	$21.79	$—	$32.09	$34.19	$23.55	$32.03
Change in Average Rent	(1.6)%	(9.8)%	(1.6)%	1.1%	—%	(1.4)%	10.4%	5.8%	(1.0)%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.85	$32.29	$30.72	$22.18	$—	$31.69	$36.73	$24.90	$31.74
Expiring Cash Rent	$37.30	$38.43	$32.53	$21.91	$—	$33.54	$36.97	$24.58	$33.51
Change in Cash Rent	(6.6)%	(16.0)%	(5.6)%	1.2%	—%	(5.5)%	(0.6)%	1.3%	(5.3)%
Average Escalations Per Year	2.4%	2.5%	2.6%	2.6%	—%	2.4%	2.9%	3.0%	2.4%
New Leases
Development and Redevelopment Space
Leased Square Feet	119	348	—	435	1,164	2,066	—	—	2,066
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$10.42	$2.55	$—	$5.45	$—	$2.18	$—	$—	$2.18
Weighted Average Lease Term in Years	6.9	12.0	—	8.3	15.1	12.7	—	—	12.7
Average Rent Per Square Foot	$28.18	$41.46	$—	$18.51	$21.64	$24.70	$—	$—	$24.70
Cash Rent Per Square Foot	$27.17	$41.46	$—	$17.80	$18.94	$22.97	$—	$—	$22.97
Vacant Space (3)
Leased Square Feet	343	103	68	6	—	520	98	4	622
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$4.85	$9.42	$5.54	$20.29	$—	$6.03	$9.79	$0.88	$6.59
Weighted Average Lease Term in Years	4.6	8.6	4.7	5.6	—	5.4	9.1	2.0	6.0
Average Rent Per Square Foot	$28.69	$31.51	$24.40	$25.47	$—	$28.65	$33.76	$21.83	$29.41
Cash Rent Per Square Foot	$29.48	$30.36	$24.90	$24.76	$—	$29.00	$32.27	$21.50	$29.47
Total Square Feet Leased	1,375	462	349	717	1,164	4,067	140	24	4,230
Average Escalations Per Year	2.5%	0.3%	2.6%	2.9%	2.3%	2.1%	2.4%	3.0%	2.1%
Average Escalations Excl. Data Center Shells									1.9%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the lease term determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concession.

(3)	Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Lease Expiration Analysis as of 9/30/19 (1)
(dollars and square feet in thousands, except per square foot amounts)

Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot

Core Portfolio
Ft Meade/BW Corridor	253	$7,506	1.5%	$29.26
Navy Support	13	251	0.1%	19.13
Data Center Shells-Consolidated properties	155	2,729	0.5%	17.60
Regional Office	38	998	0.2%	26.55
2019	459	11,484	2.3%	24.81
Ft Meade/BW Corridor	931	33,037	6.6%	35.49
NoVA Defense/IT	166	4,938	1.0%	29.74
Lackland Air Force Base	250	11,633	2.3%	46.53
Navy Support	172	4,944	1.0%	28.82
Redstone Arsenal	11	247	—%	22.16
Regional Office	80	2,600	0.5%	32.52
2020	1,610	57,399	11.4%	35.66
Ft Meade/BW Corridor	1,030	35,867	7.2%	34.82
NoVA Defense/IT	108	3,124	0.6%	29.03
Navy Support	279	7,615	1.5%	27.32
Redstone Arsenal	397	8,796	1.8%	22.16
Regional Office	38	1,227	0.2%	32.06
2021	1,852	56,629	11.3%	30.58
Ft Meade/BW Corridor	794	27,088	5.4%	34.13
NoVA Defense/IT	135	4,513	0.9%	33.33
Navy Support	173	4,545	0.9%	26.32
Redstone Arsenal	33	838	0.2%	25.30
Regional Office	492	16,698	3.3%	33.95
2022	1,627	53,682	10.8%	33.00
Ft Meade/BW Corridor	1,343	46,032	9.2%	34.28
NoVA Defense/IT	144	4,668	0.9%	32.32
Navy Support	161	5,119	1.0%	31.78
Redstone Arsenal	7	167	—%	24.01
Regional Office	139	4,139	0.8%	29.70
2023	1,794	60,125	12.0%	33.50
Thereafter
Consolidated Properties	7,972	252,439	50.7%	31.34
Unconsolidated JV Properties	2,138	7,231	1.4%	12.80
Core Portfolio	17,452	$498,989	100.0%	$29.59

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot

Core Portfolio	17,452	$498,989	99.4%	$29.59
Other Properties	113	2,774	0.6%	24.44
Total Portfolio	17,565	$501,763	100.0%	$29.56
Consolidated Portfolio	15,427	$494,532
Unconsolidated JV Properties	2,138	$7,231

Note: As of 9/30/19, the weighted average lease term is 5.0 years for the Core Portfolio and Total Portfolio and 4.9 years for the Consolidated Portfolio.

Wholesale Data Center

Year of Expiration	Critical Load(MW)	Annualized Rental Revenue of Expiring Leases (3)
2019	1.00	$1,732
2020	12.55	17,312
2021	0.15	368
2022	1.11	2,104
2023	1.00	1,691
Thereafter	—	243
	15.81	$23,450

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/19 of 310,000 for the Core Portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration is based on the lease term determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 9/30/19 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through unconsolidated real estate joint ventures that was allocable to COPT’s ownership interest.

(4)	Amounts reported represent the percentage of our Core Portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2020 Core Portfolio Quarterly Lease Expiration Analysis as of 9/30/19 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	191	$8,111	1.6%	$42.36
Navy Support	17	528	0.1%	30.52
Regional Office	3	88	—%	26.86
Q1 2020	211	8,727	1.7%	41.15
Ft Meade/BW Corridor	318	10,731	2.2%	33.71
NoVA Defense/IT	56	1,699	0.3%	30.14
Navy Support	20	566	0.1%	28.64
Regional Office	29	924	0.2%	32.21
Q2 2020	423	13,920	2.8%	32.89
Ft Meade/BW Corridor	340	11,219	2.2%	33.02
NoVA Defense/IT	13	400	0.1%	31.26
Navy Support	88	2,457	0.5%	28.06
Regional Office	20	568	0.1%	28.56
Q3 2020	461	14,644	2.9%	31.83
Ft Meade/BW Corridor	82	2,976	0.6%	36.66
NoVA Defense/IT	97	2,839	0.6%	29.31
Lackland Air Force Base	250	11,633	2.3%	46.53
Navy Support	47	1,393	0.3%	29.68
Redstone Arsenal	11	247	—%	22.16
Regional Office	28	1,020	0.2%	36.30
Q4 2020	515	20,108	4.0%	39.10

	1,610	$57,399	11.4%	$35.66

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/19.

(2)	A number of our leases are subject to certain early termination provisions. The period of lease expiration is based on the lease term determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 9/30/19 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

(4)	Amounts reported represent the percentage of our Core Portfolio.

Corporate Office Properties Trust
Top 20 Tenants as of 9/30/19 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$180,185	34.3%	4,388	4.9
VADATA, Inc.		41,905	8.0%	3,530	8.4
General Dynamics Corporation		26,697	5.1%	725	3.9
The Boeing Company		16,791	3.2%	609	2.0
CACI International Inc		12,455	2.4%	320	4.8
Northrop Grumman Corporation		11,617	2.2%	422	2.2
Booz Allen Hamilton, Inc.		10,957	2.1%	298	2.0
CareFirst Inc.		10,816	2.1%	312	3.4
Wells Fargo & Company		6,712	1.3%	176	9.0
AT&T Corporation		6,600	1.3%	317	5.7
University of Maryland		6,349	1.2%	215	5.4
Miles and Stockbridge, PC		5,702	1.1%	160	8.0
Kratos Defense and Security Solutions		5,245	1.0%	131	0.6
Science Applications International Corp.		5,098	1.0%	136	2.5
The Raytheon Company		5,079	1.0%	136	1.8
Jacobs Engineering Group Inc.		5,028	1.0%	165	6.3
Transamerica Life Insurance Company		4,889	0.9%	140	2.3
The MITRE Corporation		3,870	0.7%	118	4.9
Mantech International Corp.		3,828	0.7%	135	4.4
IBM Corporation		3,644	0.7%	178	0.1
Subtotal Top 20 Tenants		373,467	71.1%	12,611	5.4
All remaining tenants		151,746	28.9%	4,954	4.1
Total/Weighted Average		$525,213	100.0%	17,565	5.0

(1)
Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $7.2 million (see page 34 for additional information).

(2)
Total ARR is the monthly contractual base rent as of 9/30/19, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.

(3)
Weighted average remaining lease term is based on the lease term determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.

(4)
Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 9/30/19, $5.3 million in ARR (or 2.9% of our ARR from the United States Government and 1.0% of our total ARR) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Property Dispositions
(dollars and square feet in thousands)

Property	Property Segment	Location	# of Properties	Operational Square Feet	Transaction Date	% Occupied on Transaction Date	Transaction Price
Quarter Ended 6/30/19
90% interest in DC 15, 16, 17, 18, 19, 20 and 23	Data Center Shells	Northern Virginia	7	1,174	6/20/19	100.0%	$238,500	(1)

(1)
We sold a 90% interest in these properties based on an aggregate property value of $265.0 million and retained a 10% interest in the properties through a newly-formed joint venture. On 7/1/19, the joint venture obtained $153.6 million in non-recourse mortgage loans on the properties from which we received a distribution of additional net proceeds of $15.2 million.

Corporate Office Properties Trust
Summary of Construction Projects as of 9/30/19 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 10/9/19	as of 9/30/19 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Segment	Location
Fort Meade/BW Corridor:
4600 River Road	College Park, Maryland	102	0%	$30,509	$5,883	$—	3Q 20	3Q 21

Redstone Arsenal:
4100 Market Street (4)	Huntsville, Alabama	36	100%	8,508	7,827	6,617	4Q 18	4Q 19
8800 Redstone Gateway	Huntsville, Alabama	76	100%	18,411	14,735	—	4Q 19	4Q 19
7500 Advanced Gateway	Huntsville, Alabama	113	100%	18,073	1,722	—	2Q 20	2Q 20
7600 Advanced Gateway	Huntsville, Alabama	126	100%	14,998	869	—	2Q 20	2Q 20
100 Secured Gateway	Huntsville, Alabama	250	16%	54,050	14,541	—	2Q 20	2Q 21
8600 Advanced Gateway	Huntsville, Alabama	100	80%	24,393	1,003	—	4Q 20	4Q 21
Subtotal / Average		701	67%	138,433	40,697	6,617

Data Center Shells:
Oak Grove B	Northern Virginia	216	100%	47,895	31,102	—	1Q 20	1Q 20
P2 A	Northern Virginia	230	100%	54,270	33,311	—	1Q 20	1Q 20
Oak Grove A	Northern Virginia	216	100%	48,295	17,638	—	2Q 20	2Q 20
P2 B	Northern Virginia	274	100%	64,636	26,944	—	3Q 20	3Q 20
P2 C	Northern Virginia	230	100%	51,120	17,948	—	1Q 21	1Q 21
Subtotal / Average		1,166	100%	266,216	126,943	—

NoVA Defense/IT:
NOVA Office C	Chantilly, Virginia	348	100%	106,219	19,534	—	2Q 22	2Q 22

Regional Office:
2100 L Street	Washington, DC	190	43%	174,000	111,467	—	1Q 20	1Q 21
Total Under Construction		2,507	82%	$715,377	$304,524	$6,617

(1)	Includes properties under, or contractually committed for, construction as of 9/30/19.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 28,000 square feet were operational as of 9/30/19.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 9/30/19
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	% Leased as of 9/30/19	as of 9/30/19 (1)					Actual or Anticipated Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
6950 Columbia Gateway Columbia, Maryland (3)	Ft Meade/BW Corridor	106	80%	$10,000	$15,907	$25,907	$22,448	$11,312	2Q 19	2Q 20

(1)	Cost includes land, construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	Although classified as under redevelopment, 10,000 square feet were operational as of 9/30/19.

Corporate Office Properties Trust
Construction and Redevelopment Placed in Service as of 9/30/19
(square feet in thousands)

		Total Property		Square Feet Placed in Service					Space Placed in Service % Leased as of 9/30/19
	Property Segment	% Leased as of 9/30/19	Rentable Square Feet	Prior Year	2019
Property and Location					1st Quarter	2nd Quarter	3rd Quarter	Total 2019
5801 University Research Court College Park, Maryland	Ft Meade/BW Corridor	100%	71	60	11	—	—	11	100%
IN 1 Northern Virginia	Data Center Shells	100%	149	—	149	—	—	149	100%
4100 Market Street Huntsville, Alabama	Redstone Arsenal	100%	36	—	21	—	7	28	100%
MP 1 Northern Virginia	Data Center Shells	100%	216	—	—	216	—	216	100%
DC 23 Northern Virginia (1)	Data Center Shells	100%	149	—	—	149	—	149	100%
IN 2 Northern Virginia	Data Center Shells	100%	216	—	—	216	—	216	100%
4000 Market Street Huntsville, Alabama	Redstone Arsenal	100%	43	18	—	15	10	25	100%
6950 Columbia Gateway Columbia, Maryland	Ft Meade/BW Corridor	80%	106	—	—	10	—	10	100%
Total Construction/Redevelopment Placed in Service		98%	986	78	181	606	17	804	100%

(1)	Subsequent to being placed in service, we sold a 90% interest in this property by contributing it into a newly-formed, unconsolidated joint venture on 6/20/19.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 9/30/19 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	196	2,106
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	341	3,734
NoVA Defense/IT	52	1,618
Lackland AFB	49	785
Navy Support	44	109
Redstone Arsenal (2)	375	3,367
Data Center Shells	30	676
Total Defense/IT Locations	891	10,289
Regional Office	10	900
Total land owned/controlled for future development	901	11,189	$281,386

Other land owned/controlled	150	1,638	4,197
Land held, net	1,051	12,827	$285,583

(1)
This land inventory schedule includes properties under ground lease to us and excludes all properties listed as construction or redevelopment as detailed on pages 25 and 26. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”

(2)
This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 33). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years)	Stated Rate	Effective Rate (1)(2)	Gross Debt Balance at
				9/30/19
Debt
Secured debt	4.3	4.17%	4.07%	$203,508
Unsecured debt	3.7	4.00%	4.09%	1,671,311
Total Consolidated Debt	3.8	4.02%	4.09%	$1,874,819

Fixed rate debt (2)	3.9	4.30%	4.22%	$1,619,749
Variable rate debt	3.3	3.32%	3.25%	255,070
Total Consolidated Debt				$1,874,819

Preferred Equity		Redeemable
3.5% Series I Convertible Preferred Units (3)		Jan-20		$8,800

Common Equity (4)
Common Shares				112,059
Common Units				1,291
Total Common Shares and Units				113,350

Closing Common Share Price on 9/30/19				$29.78
Common Equity Market Capitalization				$3,375,563

Total Equity Market Capitalization				$3,384,363

Total Market Capitalization				$5,259,182

(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps with notional amounts of $273.7 million that hedge the risk of changes in interest rates on variable rate debt.
(3) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units. Effective 9/23/19, the priority annual cumulative return on these units was reduced from 7.5% to 3.5%.

(4) Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	10/7/19
Moody’s	Baa3	Stable	11/20/18
Standard & Poor’s	BBB-	Positive	6/21/19

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/19
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	L + 1.10%	$220,000	Mar-23	(1)(2)	7200 & 7400 Redstone Gateway (3)	L + 1.85%		$12,538	$12,132	Oct-20
Senior Unsecured Notes					7740 Milestone Parkway	3.96%		17,463	15,902	Feb-23
3.70% due 2021	3.70%	$300,000	Jun-21		100 & 30 Light Street	4.32%		51,787	47,676	Jun-23
3.60% due 2023	3.60%	350,000	May-23		1000, 1200 and 1100 Redstone
5.25% due 2024	5.25%	250,000	Feb-24		Gateway (3)	4.47%	(4)	33,142	27,649	Jun-24
5.00% due 2025	5.00%	300,000	Jul-25		M-Square:
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			5825 & 5850 University Research
					Court (3)	3.82%		42,309	35,603	Jun-26
Unsecured Bank Term Loans					5801 University Research Court (2)(3)	L+1.45%		11,200	10,020	Aug-26
2022 Maturity	L + 1.25%	$250,000	Dec-22	(2)	2100 L Street (2)(3)	L + 2.35%		35,069	35,069	Sept-22	(5)
Other Unsecured Debt	0.00%	1,311	May-26		Total Secured Debt	4.17%		$203,508
Total Unsecured Debt	4.00%	$1,671,311

Debt Summary
Total Unsecured Debt	4.00%	$1,671,311
Total Secured Debt	4.17%	203,508
Consolidated Debt	4.02%	$1,874,819
Net discounts and deferred
financing costs		(12,518)
Debt, per balance sheet		$1,862,301

Consolidated Debt		$1,874,819
COPT’s share of unconsolid. JV gross debt (6)		45,360
Gross debt		$1,920,179

(1)	The Company’s $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	These properties are owned through consolidated joint ventures.

(4)	Represents the weighted average rate of three loans on the properties.

(5)	The loan maturity may be extended by one year, provided certain conditions are met.

(6)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/19 (continued)

(1) Revolving Credit Facility maturity of $220.0 million scheduled for 2023 is presented assuming our exercise of two six-month extension options.
(2) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended				As of and for Three Months Ended
Senior Note Covenants (1)	Required	9/30/19		Line of Credit & Term Loan Covenants (1)	Required	9/30/19
Total Debt / Total Assets	< 60%	38.3%		Total Debt / Total Assets	< 60%	34.9%
Secured Debt / Total Assets	< 40%	4.4%		Secured Debt / Total Assets	< 40%	4.1%
Debt Service Coverage	> 1.5x	4.1x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.7x
Unencumbered Assets / Unsecured Debt	> 150%	263.7%		Unsecured Debt / Unencumbered Assets	< 60%	34.3%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.1x

Debt Ratios	Source			Unencumbered Portfolio Analysis
Gross debt	p. 30	$1,920,179		# of unencumbered properties		146
Adjusted book	p. 37	$5,049,884		% of total portfolio		86%
Net debt / adjusted book ratio		37.3%		Unencumbered square feet in-service		15,315
Net debt plus pref. equity / adj. book ratio		37.5%		% of total portfolio		81%
Net debt	p. 37	$1,885,669		NOI from unencumbered real estate operations		$74,235
Net debt plus preferred equity	p. 37	$1,894,469		% of total NOI from real estate operations		90%
In-place adjusted EBITDA	p. 10	$77,523		Adjusted EBITDA from unencumbered real estate operations		$69,299
Net debt / in-place adjusted EBITDA ratio		6.1	x	% of total adjusted EBITDA from real estate operations		89%
Net debt plus pref. equity / in-place adj. EBITDA ratio		6.1	x	Unencumbered adjusted book		$4,483,856
Denominator for debt service coverage	p. 36	$17,709		% of total adjusted book		89%
Denominator for fixed charge coverage	p. 36	$20,793
Adjusted EBITDA	p. 10	$77,523
Adjusted EBITDA debt service coverage ratio		4.4	x
Adjusted EBITDA fixed charge coverage ratio		3.7	x

(1) The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 9/30/19
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	% Occupied	% Leased	NOI for the Three Months Ended 9/30/19 (1)	NOI for the Nine Months Ended 9/30/19 (1)	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (3 properties)	313	97.2%	97.2%	$1,669	$4,918	$71,059	$53,509	50%
Huntsville, Alabama:
LW Redstone Company, LLC (8 properties)	585	99.5%	100.0%	2,046	5,922	102,148	45,680	85%
Total/Average	898	98.7%	99.0%	$3,715	$10,840	$173,207	$99,189

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	450	$13,603	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,040	117,766	—	85%
Washington, DC:
Stevens Place	190	111,994	35,070	95%
Total	4,680	$243,363	$35,070

(1)	Represents NOI of the joint venture operating properties before allocation to joint venture partners.

(2)	Total assets includes the assets of the consolidated joint venture plus any outside investment basis.

(3)	Total assets include $58.0 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures as of 9/30/19
(dollars and square feet in thousands)

Joint venture information	DC Shell JV formed 7/21/16	DC Shell JV formed 6/20/19
COPT ownership %	50%	10%
COPT’s investment	$38,273	$11,135
# of Properties	6	7
Square Feet	964	1,174
% Occupied	100%	100%
COPT’s share of annualized rental revenue	$5,619	$1,612

Balance sheet information	DC Shell JV formed 7/21/16	DC Shell JV formed 6/20/19	Total	COPT’s Share (1)
Operating properties, net	$121,714	$244,232	$365,946	$85,280
Total assets	$136,758	$270,909	$407,667	$95,470
Debt	$59,682	$152,336	$212,018	$45,075
Total liabilities	$60,211	$159,561	$219,772	$46,061

	Three Months Ended 9/30/19				Nine Months Ended 9/30/19
Operating information	DC Shell JV formed 7/21/16	DC Shell JV formed 6/20/19	Total	COPT’s Share (1)	DC Shell JV formed 7/21/16	DC Shell JV formed 6/20/19	Total	COPT’s Share (1)
Revenue	$2,884	$4,321	$7,205	$1,874	$8,824	$4,828	$13,652	$4,895
Operating expenses	(457)	(443)	(900)	(273)	(1,548)	(495)	(2,043)	(824)
NOI and EBITDA	2,427	3,878	6,305	1,601	7,276	4,333	11,609	4,071
Interest expense	(533)	(1,461)	(1,994)	(412)	(1,582)	(1,461)	(3,043)	(937)
Depreciation and amortization	(1,133)	(2,238)	(3,371)	(790)	(3,397)	(2,238)	(5,635)	(1,922)
Net income	$761	$179	$940	$399	$2,297	$634	$2,931	$1,212

NOI (per above)	$2,427	$3,878	$6,305	$1,601	$7,276	$4,333	$11,609	$4,071
Tenant funded landlord assets	—	—	—	—	(32)	—	(32)	(16)
Straight line rent adjustments	(85)	(300)	(385)	(72)	(262)	(337)	(599)	(164)
Amortization of acquired above- and below-market rents	—	(157)	(157)	(16)	—	(157)	(157)	(16)
Cash NOI	$2,342	$3,421	$5,763	$1,513	$6,982	$3,839	$10,821	$3,875

(1) Represents the portion allocable to our ownership interest.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
NOI from real estate operations (1)
Real estate revenues (2)	$130,734	$132,771	$131,990	$130,825	$128,988	$395,495	$386,428
Property operating expenses (2)	(49,714)	(47,886)	(49,445)	(51,298)	(49,340)	(147,045)	(149,737)
COPT’s share of NOI in unconsolidated real estate JVs (3)	1,601	1,251	1,219	1,211	1,206	4,071	3,607
NOI from real estate operations	82,621	86,136	83,764	80,738	80,854	252,521	240,298
General and administrative expenses	(6,105)	(7,650)	(6,719)	(5,105)	(5,796)	(20,474)	(17,724)
Leasing expenses	(1,824)	(1,736)	(2,032)	(1,976)	(1,103)	(5,592)	(4,095)
Business development expenses and land carry costs	(964)	(870)	(1,113)	(1,425)	(1,567)	(2,947)	(4,415)
NOI from construction contracts and other service operations	895	1,297	624	546	365	2,816	1,987
Equity in (loss) income of unconsolidated non-real estate entities	(3)	(1)	(1)	1,198	(2)	(5)	(5)
Interest and other income	1,842	1,849	2,286	74	1,486	5,977	4,284
Loss on early extinguishment of debt	—	—	—	(258)	—	—	—
Interest expense	(17,126)	(18,475)	(18,674)	(18,475)	(19,181)	(54,275)	(56,910)
COPT’s share of interest expense of unconsolidated real estate JVs (3)	(412)	(264)	(261)	(267)	(266)	(937)	(791)
Income tax benefit (expense)	131	176	(194)	190	291	113	173
FFO - per Nareit (1)	$59,055	$60,462	$57,680	$55,240	$55,081	$177,197	$162,802

Real estate revenues
Lease revenue
Fixed contractual payments	$102,389	$104,193	$104,644	$102,900	$101,577	$311,226	$302,040
Variable lease payments
Lease termination fees	841	2,458	521	906	830	3,820	2,756
Other variable lease payments (4)	26,231	24,764	25,738	25,790	25,284	76,733	77,935
Lease revenue	129,461	131,415	130,903	129,596	127,691	391,779	382,731
Other property revenue	1,273	1,356	1,087	1,229	1,297	3,716	3,697
Real estate revenues	$130,734	$132,771	$131,990	$130,825	$128,988	$395,495	$386,428

Provision for credit losses (recoveries) (2)	$39	$(2)	$70	$39	$39	$107	$300

(1)	Refer to section entitled “Definitions” for a definition of this measure.

(2)	Provision for credit losses is included in real estate revenues in 2019 and property operating expenses in prior periods.

(3)	See page 34 for a schedule of the related components.

(4)	Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Total interest expense	$17,126	$18,475	$18,674	$18,475	$19,181	$54,275	$56,910
Less: Amortization of deferred financing costs	(538)	(529)	(528)	(550)	(468)	(1,595)	(1,404)
Less: Amortization of net debt discounts, net of amounts capitalized	(377)	(374)	(370)	(365)	(362)	(1,121)	(1,074)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(12)	(33)	(34)	(34)	(33)	(79)	(101)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	403	258	255	260	261	916	774
Denominator for interest coverage	16,602	17,797	17,997	17,786	18,579	52,396	55,105
Scheduled principal amortization	1,107	1,095	1,098	1,079	1,060	3,300	3,161
Denominator for debt service coverage	17,709	18,892	19,095	18,865	19,639	55,696	58,266
Capitalized interest	2,927	2,388	2,004	1,748	1,410	7,319	4,181
Preferred unit distributions	157	165	165	165	165	487	495
Denominator for fixed charge coverage	$20,793	$21,445	$21,264	$20,778	$21,214	$63,502	$62,942

Preferred unit distributions	$157	$165	$165	$165	$165	$487	$495
Common share dividends - unrestricted shares and deferred shares	30,721	30,693	30,685	30,206	29,821	92,099	86,079
Common share dividends - restricted shares and deferred shares	103	63	68	114	114	234	348
Common unit distributions - unrestricted units	338	365	365	367	373	1,068	2,131
Common unit distributions - restricted units	22	23	20	—	—	65	—
Total dividends/distributions	$31,341	$31,309	$31,303	$30,852	$30,473	$93,953	$89,053

Common share dividends - unrestricted shares and deferred shares	$30,721	$30,693	$30,685	$30,206	$29,821	$92,099	$86,079
Common unit distributions - unrestricted units	338	365	365	367	373	1,068	2,131
Dividends and distributions for payout ratios	$31,059	$31,058	$31,050	$30,573	$30,194	$93,167	$88,210

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
Total assets	$3,855,369	$3,803,469	$3,775,859	$3,656,005	$3,650,366
Accumulated depreciation	979,353	949,111	927,266	897,903	867,659
Accumulated depreciation included in assets held for sale	1,397	1,397	—	—	—
Accumulated amort. of real estate intangibles and deferred leasing costs	212,222	210,183	208,973	204,882	200,229
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	4	4	—	—	—
COPT’s share of liabilities of unconsolidated real estate JVs	46,061	30,588	30,156	29,917	30,103
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	7,376	6,578	6,012	5,446	4,881
Less: Property - operating lease liabilities	(16,686)	(16,640)	(16,619)	—	—
Less: Property - finance lease liabilities	(702)	(712)	(716)	(660)	(660)
Less: Disposed property included in assets held for sale	—	—	—	—	(42,226)
Less: Cash and cash equivalents	(34,005)	(46,282)	(7,780)	(8,066)	(9,492)
Less: COPT’s share of cash of unconsolidated real estate JVs	(505)	(406)	(377)	(293)	(444)
Adjusted book	$5,049,884	$4,937,290	$4,922,774	$4,785,134	$4,700,416

Gross debt (page 30)	$1,920,179	$1,827,304	$1,919,920	$1,868,504	$1,853,312
Less: Cash and cash equivalents	(34,005)	(46,282)	(7,780)	(8,066)	(9,492)
Less: COPT’s share of cash of unconsolidated real estate JVs	(505)	(406)	(377)	(293)	(444)
Net debt	$1,885,669	$1,780,616	$1,911,763	$1,860,145	$1,843,376
Preferred equity	8,800	8,800	8,800	8,800	8,800
Net debt plus preferred equity	$1,894,469	$1,789,416	$1,920,563	$1,868,945	$1,852,176

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the JVs and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of real estate, gain or loss on early extinguishment of debt, net gain or loss on other investments, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not closely correlated with our operating performance.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs, accounting charges for original issuance costs associated with redeemed preferred shares and certain other expenses that we believe are not closely correlated with our operating performance.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, real estate and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; and (2) the addition of pro forma adjustments to NOI for (a) properties acquired or placed in service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Corporate Office Properties Trust
Definitions

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Corporate Office Properties Trust
Definitions

Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Construction Properties — Properties under, or contractually committed for, construction.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

First Generation Space — Newly-constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating office and data center shell properties stably owned and 100% operational since at least 1/1/18.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Reports Third Quarter 2019 Results
__________________________________________________________

EPS of $0.19 Exceeded & FFO per Share of $0.51 Met High-End of Guidance
Achieved Same-Property Cash NOI Growth of 0.5% in 3Q19 and 3.2% in First Nine Months
Core Portfolio 92.8% Occupied & 94.5% Leased
804,000 SF of 100% Leased Developments Placed into Service through 9/30/19
2.6 Million SF Under Construction are 82% Leased; Should Drive Outsized FFO Growth in 2021
__________________________________________________________

Record Leasing Volumes
1.7 Million & 4.2 Million SF of Total Leasing Completed, Respectively, in 3Q19 & First Nine Months
Record U.S. Government Total Leasing Volume of 546,000 SF in First Nine Months
622,000 SF of Vacancy Leasing in First Nine Months Exceeds 2018’s Entire Annual Volume
164,000 SF of U.S. Government Leasing in Operating Portfolio Sets New Annual Record
Solid Tenant Retention of 72% in 3Q19 & 75% in First Nine Months
Development Leasing of 875,000 SF in 3Q19; Record 2.1 Million SF Year-to-Date
Raising 2019 Development Leasing Goal Further, to 2.2 Million SF
__________________________________________________________

Tightening Full-Year FFO per Share Guidance to $2.02-$2.04
Establishing 4Q19 FFO per Share Guidance of $0.49-$0.51
__________________________________________________________

COLUMBIA, MD October 28, 2019-Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the third quarter ended September 30, 2019.

Management Comments

Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Third quarter FFO per share met the high-end of our guidance, and the strengthening demand taking place throughout our Defense/IT locations continued to support record-levels of leasing, both for new developments and within our operating portfolio. Our 2.1 million square feet of development leasing through the third quarter is 68% greater than our prior full-year record set in 2012, and our 622,000 square feet of vacancy leasing this year is on-pace to set a new annual record.” He continued, “We expect to finish the year with strength, and for leasing momentum to carry into 2020.”

Financial Highlights

3rd Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.19 for the quarter ended September 30, 2019 as compared to $0.18 for the third quarter of 2018.

i

•
Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition and as adjusted for comparability, was $0.51 for the third quarter of 2019 as compared to $0.50 for third quarter 2018 results.

Operating Performance Highlights

Operating Portfolio Summary:

•	At September 30, 2019, the Company’s core portfolio of 167 operating office and data center shell properties was 92.8% occupied and 94.5% leased.

•
During the quarter, the Company placed portions of two developments aggregating 17,000 square feet into service that were 100% leased. During the nine months ended September 30, 2019, the Company placed 804,000 square feet into service in properties that were 100% leased.

Same-Property Performance:

•	At September 30, 2019, COPT’s same-property portfolio of 150 buildings was 91.9% occupied and 93.8% leased.

•	For the quarter and nine months ended September 30, 2019, the Company’s same-property cash NOI increased 0.5% and 3.2%, respectively, over the prior year’s comparable periods.

Leasing:

•
Total Square Feet Leased-For the quarter ended September 30, 2019, the Company leased 1.7 million total square feet, including 592,000 square feet of renewals, 251,000 square feet of new leases on vacant space, and 875,000 square feet in development projects.

During the nine months ended September 30, 2019, the Company leased 4.2 million total square feet, including 1.5 million square feet of renewals, 622,000 square feet of new leases on vacant space, and 2.1 million square feet in development projects.

•	Renewal Rates-During the quarter and nine months ended September 30, 2019, the Company respectively renewed 71.9% and 75.4% of total expiring leases.

•
Cash Rent Spreads & Average Escalations on Renewing Leases-For the quarter and nine months ended September 30, 2019, cash rents on renewed space decreased 6.3% and 5.3%, respectively. For the same time periods, average annual escalations on renewing leases were 2.2% and 2.4%, respectively.

•
Lease Terms-In the third quarter, lease terms averaged 3.8 years on renewing leases, 5.8 years on new leasing of vacant space, and 13.6 years on development leasing. For the nine months, lease terms averaged 3.4 years on renewing leases, 6.0 years on new leasing of vacant space, and 12.7 years on development leasing.

Investment Activity Highlights

Development & Redevelopment Projects:

•
Construction Pipeline-At October 9, 2019, the Company’s construction pipeline consisted of 14 properties totaling 2.5 million square feet that were 82% leased. These projects have a total estimated cost of $715.4 million, of which $304.5 million has been incurred.

•
Redevelopment-At September 30, 2019, one project was under redevelopment totaling 106,000 square feet that was 80% leased. The Company has invested $22.4 million of the $25.9 million anticipated total cost.

Balance Sheet and Capital Transaction Highlights

•
As of September 30, 2019, the Company’s net debt plus preferred equity to adjusted book ratio was 37.5% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.1x. For the same period, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.7x.

•
As of September 30, 2019, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 4.1%; additionally, 86.4% of the Company’s debt was subject to fixed interest rates and the consolidated debt portfolio had a weighted average maturity of 3.8 years.

•
During the third quarter, the Company’s joint venture with Blackstone Real Estate Income Trust, Inc. (“BREIT”) placed $154 million of mortgage debt on its seven data center shells. The mortgage debt matures in July 2029, is interest-only for the term, and bears interest at 3.64%. COPT received its 10% share of the mortgage proceeds.

2019 Guidance
Management is updating its previously issued guidance range of $1.52-$1.56 for full year EPS to a new range of $1.53-$1.55. The Company is tightening its previously issued guidance range for full year FFOPS, as adjusted for comparability, of $2.01-$2.05, to a new range of $2.02-$2.04.

Management also is establishing EPS and FFOPS, as adjusted for comparability, guidance for the fourth quarter ending December 31, 2019 at ranges of $0.30-$0.32 and $0.49-$0.51, respectively. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

Reconciliation of EPS to FFOPS, per Nareit and As Adjusted for Comparability	Quarter ending		Year ending
	December 31, 2019		December 31, 2019
	Low	High	Low	High
EPS	$0.30	$0.32	$1.53	$1.55
Real estate depreciation and amortization	0.35	0.35	1.40	1.40
Gain on sales of real estate	(0.16)	(0.16)	(0.91)	(0.91)
FFOPS, Nareit definition and as adjusted for comparability	$0.49	$0.51	$2.02	$2.04

Updated Full-Year Guidance Assumptions-As a reminder, Management expects to complete the sale of two additional data center shells to the BREIT joint venture during 4Q19 to fund additional development. Management is updating the following assumptions for its full-year guidance:

•
Development Leasing Objective. Management is increasing its development leasing goal for the year, from the previously elevated target of 2.0 million square feet, to a new target of 2.2 million square feet.

•
Same-Property Cash NOI Growth. Management is increasing and tightening its previously increased guidance for full-year same-property cash NOI growth, from the prior range of 2.75%-3.25% to the new range of 3.25%-3.5%. The increase reflects expense management improvements at the property level.

•
Same-Property Year-End Occupancy. The Company is adjusting its expectation for same-property occupancy at year end from the prior range of 92%-93%, to 91.5%-92.0%. The decrease reflects expected occupancy dates on approximately 50,000 square feet of new tenancy slipping from late 4Q19 into 1Q20.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its third quarter 2019 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Conference Call Information
Management will discuss third quarter 2019 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Tuesday, October 29, 2019
Time: 12:00 p.m. Eastern Time
Telephone Number: (within the U.S.) 855-463-9057
Telephone Number: (outside the U.S.) 661-378-9894
Passcode: 3489935

The conference call will also be available via live webcast in the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Replay Information
A replay of the conference call will be available immediately via webcast on COPT’s Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Tuesday, October 29 through 2:00 p.m. Eastern Time on Tuesday, November 12. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 3489935.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of September 30, 2019, the Company derived 88% of its core portfolio annualized revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including 13 buildings owned through unconsolidated joint ventures, COPT’s core portfolio of 167 office and data center shell properties encompassed 18.8 million square feet and was 94.5% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Revenues from real estate operations	$130,734	$128,988	$395,495	$386,428
Construction contract and other service revenues	28,697	8,423	87,946	53,202
Total revenues	159,431	137,411	483,441	439,630
Operating expenses
Property operating expenses	49,714	49,340	147,045	149,737
Depreciation and amortization associated with real estate operations	34,692	34,195	104,290	100,897
Construction contract and other service expenses	27,802	8,058	85,130	51,215
Impairment losses	327	—	327	—
General and administrative expenses	6,105	5,796	20,474	17,724
Leasing expenses	1,824	1,103	5,592	4,095
Business development expenses and land carry costs	964	1,567	2,947	4,415
Total operating expenses	121,428	100,059	365,805	328,083
Interest expense	(17,126)	(19,181)	(54,275)	(56,910)
Interest and other income	1,842	1,486	5,977	4,284
Gain on sales of real estate	—	—	84,469	(27)
Income before equity in income of unconsolidated entities and income taxes	22,719	19,657	153,807	58,894
Equity in income of unconsolidated entities	396	374	1,207	1,120
Income tax benefit	131	291	113	173
Net income	23,246	20,322	155,127	60,187
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(267)	(380)	(1,863)	(1,532)
Preferred units in the OP	(157)	(165)	(487)	(495)
Other consolidated entities	(1,565)	(1,080)	(3,870)	(2,879)
Net income attributable to COPT common shareholders	$21,257	$18,697	$148,907	$55,281

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$21,257	$18,697	$148,907	$55,281
Redeemable noncontrolling interests	—	—	100	—
Amount allocable to share-based compensation awards	(118)	(114)	(469)	(348)
Numerator for diluted EPS	$21,139	$18,583	$148,538	$54,933
Denominator:
Weighted average common shares - basic	111,582	104,379	111,036	102,401
Dilutive effect of share-based compensation awards	361	231	313	165
Dilutive effect of redeemable noncontrolling interests	—	—	123	—
Dilutive effect of forward equity sale agreements	—	178	—	60
Weighted average common shares - diluted	111,943	104,788	111,472	102,626
Diluted EPS	$0.19	$0.18	$1.33	$0.54

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$23,246	$20,322	$155,127	$60,187
Real estate-related depreciation and amortization	34,692	34,195	104,290	100,897
Impairment losses on real estate	327	—	327	—
Gain on sales of real estate	—	—	(84,469)	27
Depreciation and amortization on unconsolidated real estate JVs	790	564	1,922	1,691
Funds from operations (“FFO”)	59,055	55,081	177,197	162,802
Noncontrolling interests - preferred units in the OP	(157)	(165)	(487)	(495)
FFO allocable to other noncontrolling interests	(1,429)	(1,060)	(3,588)	(2,757)
Basic and diluted FFO allocable to share-based compensation awards	(248)	(214)	(662)	(651)
Basic FFO available to common share and common unit holders (“Basic FFO”)	57,221	53,642	172,460	158,899
Redeemable noncontrolling interests	34	—	100	—
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	57,255	53,642	172,560	158,899
Demolition costs on redevelopment and nonrecurring improvements	—	251	44	299
Executive transition costs	—	46	4	422
Non-comparable professional and legal expenses	175	—	486	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	(1)	(2)	(3)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	57,430	53,938	173,092	159,617
Straight line rent adjustments and lease incentive amortization	(515)	582	(1,131)	(1,441)
Amortization of intangibles included in net operating income	(59)	153	(47)	740
Share-based compensation, net of amounts capitalized	1,697	1,557	4,993	4,592
Amortization of deferred financing costs	538	468	1,595	1,404
Amortization of net debt discounts, net of amounts capitalized	377	362	1,121	1,074
Accum. other comprehensive loss on derivatives amortized to expense	12	33	79	101
Replacement capital expenditures	(16,752)	(18,803)	(43,927)	(49,936)
Other diluted AFFO adjustments associated with real estate JVs	66	50	280	149
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$42,794	$38,340	$136,055	$116,300
Diluted FFO per share	$0.51	$0.50	$1.53	$1.51
Diluted FFO per share, as adjusted for comparability	$0.51	$0.50	$1.53	$1.51
Dividends/distributions per common share/unit	$0.275	$0.275	$0.825	$0.825

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2019	December 31, 2018
Balance Sheet Data
Properties, net of accumulated depreciation	$3,258,823	$3,250,626
Total assets	3,855,369	3,656,005
Debt, per balance sheet	1,862,301	1,823,909
Total liabilities	2,130,745	2,002,697
Redeemable noncontrolling interest	28,677	26,260
Equity	1,695,947	1,627,048
Net debt to adjusted book	37.3%	38.9%

Core Portfolio Data (as of period end) (1)
Number of operating properties	167	161
Total net rentable square feet owned (in thousands)	18,799	17,937
% Occupied	92.8%	93.1%
% Leased	94.5%	94.0%

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2019		2018		2019		2018
Payout ratios
Diluted FFO	54.2%		56.3%		54.0%		55.5%
Diluted FFO, as adjusted for comparability	54.1%		56.0%		53.8%		55.3%
Diluted AFFO	72.6%		78.8%		68.5%		75.8%
Adjusted EBITDA fixed charge coverage ratio	3.7	x	3.6	x	3.7	x	3.6	x
Net debt to in-place adjusted EBITDA ratio (2)	6.1	x	6.1	x	N/A		N/A
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	6.1	x	6.1	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	111,943		104,788		111,472		102,626
Weighted average common units	1,312		2,135		1,323		2,847
Redeemable noncontrolling interests	109		—		—		—
Denominator for diluted FFO per share and as adjusted for comparability	113,364		106,923		112,795		105,473

(1)	Represents Defense/IT Locations and Regional Office properties.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(3)
Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares and deferred shares	$30,721	$29,821	$92,099	$86,079
Common unit distributions - unrestricted units	338	373	1,068	2,131
Dividends and distributions for payout ratios	$31,059	$30,194	$93,167	$88,210

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$23,246	$20,322	$155,127	$60,187
Interest expense	17,126	19,181	54,275	56,910
Income tax benefit	(131)	(291)	(113)	(173)
Depreciation of furniture, fixtures and equipment	467	561	1,396	1,543
Real estate-related depreciation and amortization	34,692	34,195	104,290	100,897
Impairment losses on real estate	327	—	327	—
Gain on sales of real estate	—	—	(84,469)	27
Adjustments from unconsolidated real estate JVs	1,202	830	2,859	2,482
EBITDAre	76,929	74,798	233,692	221,873
Net gain on other investments	—	—	(400)	—
Business development expenses	419	673	1,427	2,453
Non-comparable professional and legal expenses	175	—	486	—
Demolition costs on redevelopment and nonrecurring improvements	—	251	44	299
Executive transition costs	—	46	4	422
Adjusted EBITDA	77,523	75,768	$235,253	$225,047
Proforma net operating income adjustment for property changes within period	—	166
In-place adjusted EBITDA	$77,523	$75,934

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$17,126	$19,181	$54,275	$56,910
Less: Amortization of deferred financing costs	(538)	(468)	(1,595)	(1,404)
Less: Amortization of net debt discounts, net of amounts capitalized	(377)	(362)	(1,121)	(1,074)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(12)	(33)	(79)	(101)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	403	261	916	774
Scheduled principal amortization	1,107	1,060	3,300	3,161
Capitalized interest	2,927	1,410	7,319	4,181
Preferred unit distributions	157	165	487	495
Denominator for fixed charge coverage-Adjusted EBITDA	$20,793	$21,214	$63,502	$62,942

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$10,880	$12,894	$26,600	$29,626
Building improvements	8,908	5,975	17,772	13,671
Leasing costs	2,722	2,945	8,665	6,047
Net (exclusions from) additions to tenant improvements and incentives	(2,156)	(896)	(1,866)	3,708
Excluded building improvements	(3,602)	(2,134)	(7,244)	(3,089)
Excluded leasing costs	—	19	—	(27)
Replacement capital expenditures	$16,752	$18,803	$43,927	$49,936

Same Properties cash NOI	$72,792	$72,406	$217,114	$210,468
Straight line rent adjustments and lease incentive amortization	(735)	(1,699)	(1,871)	(1,683)
Amortization of acquired above- and below-market rents	82	(98)	115	(574)
Amortization of below-market cost arrangements	(23)	(56)	(69)	(166)
Lease termination fees, gross	823	759	1,629	2,325
Tenant funded landlord assets and lease incentives	519	318	1,429	3,012
Cash NOI adjustments in unconsolidated real estate JV	42	62	147	197
Same Properties NOI	$73,500	$71,692	$218,494	$213,579

	September 30, 2019	December 31, 2018
Reconciliation of total assets to adjusted book
Total assets	$3,855,369	$3,656,005
Accumulated depreciation	979,353	897,903
Accumulated depreciation included in assets held for sale	1,397	—
Accumulated amortization of real estate intangibles and deferred leasing costs	212,222	204,882
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	4	—
COPT’s share of liabilities of unconsolidated real estate JVs	46,061	29,917
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	7,376	5,446
Less: Property - operating lease liabilities	(16,686)	—
Less: Property - finance lease liabilities	(702)	(660)
Less: Cash and cash equivalents	(34,005)	(8,066)
Less: COPT’s share of cash of unconsolidated real estate JVs	(505)	(293)
Adjusted book	$5,049,884	$4,785,134

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,920,179	$1,868,504
Less: Cash and cash equivalents	(34,005)	(8,066)
Less: COPT’s share of cash of unconsolidated real estate JVs	(505)	(293)
Net debt	$1,885,669	$1,860,145
Preferred equity	8,800	8,800
Net debt plus preferred equity	$1,894,469	$1,868,945